Amendment No. 4 to Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

MONY Life Insurance Company

MONY Life Insurance Company of America

AXA Advisors LLC

AXA Distributors LLC

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), MONY Life Insurance Company, MONY Life Insurance Company of America (together the “Company” or “you”), AXA Advisors LLC and AXA Distributors LLC, your distributors, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated May 1, 2003 and subsequently amended May 3, 2004, June 5, 2007, and May 1, 2010 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

WHEREAS, upon the closing (the “Closing”) of the transactions contemplated by that certain Master Agreement, dated as of April 10, 2013, by and among AXA Equitable Financial Services, LLC, a Delaware limited liability company, AXA Financial, Inc., a Delaware corporation (together “Seller” or “AXA”), and Protective Life Insurance Company, an insurance company organized under the laws of the State of Tennessee (“Purchaser”), Seller will sell to Purchaser, and Purchaser will purchase, all of the issued and outstanding shares of common stock of MONY Life Insurance Company (“MONY”) (the “Transaction”);

WHEREAS, by virtue of the Transaction, AXA and MONY will no longer be affiliated entities and as such (i) the parties wish to remove MONY as a party to the Agreement and (ii) MONY, as an entity affiliated with the Purchaser, is entering into a new Participation Agreement and any related agreements with the Trust and the Underwriter, effective upon the Closing; and

NOW, THEREFORE, in consideration of past and prospective business relations, the parties hereby agree to amend the Agreement as follows:

1. Removed Party. Effective as of the Closing, MONY Life Insurance Company is hereby deleted as a party to the Agreement, the defined term “Company” shall no longer be deemed to include MONY and all references to MONY throughout the Agreement are hereby deleted. Notwithstanding anything in the Agreement to the contrary, all rights, liabilities and obligations of MONY thereunder are hereby terminated effective as of the Closing.

2. Schedules. Effective as of the Closing, Schedules A, B, C, D and G of the Agreement are hereby deleted in their entirety and replaced with the attached Schedules A, B, C, D and G, respectively.

3. Effective Date. The parties agree that this Amendment is contingent upon, and shall not be effective until, the Closing, and shall take effect automatically upon the Closing. If the Closing shall not have occurred by April 1, 2014, this Amendment shall terminate and shall be of no further force or effect.

4. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment as of August 30, 2013.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

Only on behalf of each Portfolio listed on Schedule C of the Agreement.
By:
	Name:	Karen L. Skidmore
	Title:	Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

By:
	Name:	Steven M. Kluever
	Title:	Vice President

The Companies:

MONY LIFE INSURANCE COMPANY		MONY LIFE INSURANCE COMPANY OF AMERICA

By:		By:
Name:	Steven M. Joenk	Name:	Steven M. Joenk
Title:	Senior Vice President	Title:	Senior Vice President

The Distributors:

AXA ADVISORS, LLC		AXA DISTRIBUTORS LLC

By:		BY:
Name:	Nick Lane	Name:	Nick Lane
Title:	Senior Executive Director	Title:	Senior Executive Director

Schedule A

The Company and its Distributor

THE COMPANY:

MONY Life Insurance Company of America

1290 Avenue of the Americas

New York, NY 10104

A life insurance company incorporated in Arizona.

THE DISTRIBUTOR:

AXA Advisors LLC

1290 Avenue of the Americas

New York, NY 10104

A limited liability company organized under the laws of the State of New York.

AXA Distributors LLC

1290 Avenue of the Americas

New York, NY 10104

A limited liability company organized under the laws of the State of New York.

Schedule B

Accounts of the Company

Name of Company	SEC Registration
Name of Account	Yes/No

MONY Life Insurance Company of America
MONY America Variable Account A	Yes
MONY America Variable Account L	Yes
MONY America Variable Account P	No
MONY America Variable Account K	Yes

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.	Franklin Income Securities Fund, Class 2

2.	Franklin Rising Dividends Securities Fund, Class 2

3.	Franklin Small Cap Value Securities Fund – Class 2

4.	Franklin Strategic Income Securities Fund – Class 2

5.	Mutual Shares Securities Fund – Class 2

6.	Templeton Developing Markets Securities Fund – Class 2

7.	Templeton Global Bond Securities Fund – Class 2

8.	Templeton Growth Securities Fund – Class 2

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)	the Legal Department of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)	we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT

To:	Linda Lai (Llai@frk.com;) or Kevin Kirchoff (kkircho@frk.com)

Fax: 650 525-7059

Franklin Templeton Investments

1 Franklin Parkway,

Bldg. 920, 2nd Floor

San Mateo, CA 94402

With respect to the following agreement(s) (collectively, the “Agreement”)

(please reproduce and complete table for multiple agreements):

Date of Participation Agreement:
Insurance Company(ies):
Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

Names and Classes of Shares of Additional Portfolios Listing of current classes for your reference: Class 1 (no 12b-l fee); Class 2 (12b-1 fee of 25 bps); or Class 4 (12b-l fee of 35 bps).	Offering Date(s)

Name and title of authorized person of insurance company:

Contact Information:

Schedule D

Contracts of the Company

All variable life and variable annuity contracts issued by separate accounts listed on Schedule B of this Agreement.

Schedule G

Addresses for Notices

To the Company:	MONY Life Insurance Company of America, 1290 Avenue of the Americas New York, New York 10104 Attention: Funds Management Group

To the Distributor:	AXA Advisors LLC AXA Distributors LLC 1290 Avenue of the Americas New York, NY 10104 Attention: Legal Department

To the Trust:	Franklin Templeton Variable Insurance Products Trust One Franklin Parkway, Bldg. 920 2nd Floor San Mateo, California 94403 Attention: Karen L. Skidmore, Vice President

To the Underwriter:	Franklin/Templeton Distributors, Inc. 100 Fountain Parkway, Bldg. 140, 7th Floor St. Petersburg, FL 33716 Attention: Peter Jones, President

If to the Trust or Underwriter with a copy to:	Franklin Templeton Investments One Franklin Parkway, Bldg. 920 2nd Floor San Mateo, California 94403 Attention: General Counsel